Exhibit 5.1

January 22, 2008

GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601

Ladies and Gentlemen:

        You have requested our opinion in connection with the registration with the SEC under the Securities Act of 1933 (the “Act”) of 1,876,238 shares of common stock, par value $0.01 per share (the “Common Stock”), of GoAmerica, Inc. (the “Company”) on a registration statement on Form S-8 (the “Registration Statement”). The shares of Common Stock to which the Registration Statement relates are issuable pursuant to (i) the Company’s assumption of stock options upon consummation of the Company’s acquisition of Hands On Vision Relay Services, Inc. (276,238 shares) and (ii) the terms of the Company’s 2005 Equity Compensation Plan (1,600,000 shares).

        We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock covered by the Registration Statement, when issued in accordance with the terms of the stock options issued to replace the stock options granted by Hands On Video Relay Services, Inc. or the Company’s 2005 Equity Compensation Plan, as the case may be, will be, when issued, legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.

Very truly yours,

/s/ LOWENSTEIN SANDLER PC